Exhibit 3.15

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             VITRO DIAGNOSTICS, INC.
                           __________________________

     Pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes, the undersigned Corporation adopts the following Amended and Restated Articles of Incorporation. These articles correctly set forth the provisions of the Articles of Incorporation, as amended, and supersede the original Articles of Incorporation and all amendments thereto.

     ARTICLE I. Name.
                -----
     The Name of the Corporation is VITRO DIAGNOSTICS, INC.

     ARTICLE II. Duration.
                 ---------
     The Corporation shall have perpetual duration.

     ARTICLE III. Principal Office.
                  -----------------
     The principal office of the Corporation is located in the State of Colorado and shall be located at 12635 E. Montview Blvd., Aurora, Colorado 80010, and after that at such location as the Board of Directors may determine.

     ARTICLE IV. Purposes.
                 ---------
     The nature of the business of the Corporation and the objects, purposes and business thereof proposed to be transacted, promoted or carried on are to engage in any lawful act or activity for which corporations may be organized under the laws of Nevada.

     ARTICLE V. Capital Structure.
                -----------------

          Section 1. Authorized Capital.
                     -------------------
               The total number of shares of all classes which the Corporation shall have authority to issue is 55,000,000, of which 5,000,000 shares shall be preferred stock, $.001 par value per share and 50,000,000 shares shall be common stock, $.001 par value per share and the designations, preferences, limitations and relative rights of the shares of each class are as follows:

          Section 2. Preferred Stock.
                     ----------------
               The Corporation, by resolution of its Board of Directors, may divide and issue the preferred stock into series. Preferred stock of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby expressly vested with authority to divide the class of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Amended and Restated Articles of Incorporation and Chapter 78 of the Nevada Revised Statutes in respect to the following:

                    A. The number of shares to constitute  such series,  and the distinctive designations thereof;

                    B. The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

                    C. Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

                    D. The amount  payable  upon shares in event of  involuntary liquidation;

                    E. The  amount  payable  upon  shares in event of  voluntary liquidation;

                    F. Sinking fund or other provisions, if any, for the redemption or purchase of shares;

                    G.  The  terms  and   conditions  on  which  shares  may  be
               converted, if the shares of any series are issued with the privilege of conversion;

                    H. Voting powers, if any; and

                    I. Any other  relative  rights and  preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

          Section 3. Common Stock.
                     -------------
                    A. The rights of holders of common stock to receive dividends or shares in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the preferred stock fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of the preferred stock.

                    B. The holders of the common  stock shall be entitled to one vote for each share held by them of record at the time for determining the holders thereof entitled to vote.

     ARTICLE VI. Board of Directors.
                 -------------------
     The business and affairs of the Corporation shall be managed by the Board of Directors. The number of Directors constituting the Board of Directors shall be fixed in the manner provided in the Bylaws of the Corporation.

     ARTICLE VII.  Voting by Shareholders.
                   ----------------------

          Section 1. Cumulative  Voting.
                     -------------------
          Cumulative voting shall not be allowed in the election of directors of the Corporation and every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote.

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

          Section 2. Denial of Preemptive Rights.
                     ----------------------------
          No shareholder of the Corporation shall by reasons of his holding shares of any class or series have any preemptive or preferential rights to purchase or subscribe to any shares of any class or series of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series now or hereafter to be authorized, whether or not the issuance of any such shares or notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time, may grant, and at such price as the Board of Directors, in its discretion, may fix; and the Board of Directors, if otherwise authorized by the provisions of these Amended and Restated Articles of Incorporation may issue shares of any class or series of the Corporation or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series, without offering any such shares of any class or series either in whole or in part to the existing shareholders of any class or series.

     ARTICLE VIII. Right of Directors to Contract with Corporation.
                   ------------------------------------------------

          Section 1. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors of the Corporation are directors or officers or are financially interested, shall be either void or voidable solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes or approves such contract or transaction or solely because their votes are counted for such purpose if:

               A. The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for that purpose without counting the votes or consents of the interested directors; or

               B. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

               C. The contract or transaction is fair and reasonable to the Corporation.

          Section 2. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

     ARTICLE IX. Indemnification of Officers, Directors and Others.
                 --------------------------------------------------
     The Board of Directors of the Corporation shall have the power to:

          Section 1. Indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes as presently existing or as hereafter amended.

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


          Section 2. Authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article IX.

          Section 3. Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

     The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, and Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     ARTICLE X. Corporate Opportunity.
                ----------------------
     The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officers, directors or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the right of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which he may have to this Corporation.

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



     ARTICLE XI. Limitations on Director Liability.
                 ----------------------------------
     To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, so long as such director acted in good faith.


     ARTICLE XII. Powers and Limitations.
                  -----------------------
     The powers and limitations of the Corporation shall be those set forth by the Chapter 78 of the Nevada Revised Statutes, under which this Corporation is formed.

     ARTICLE XIII. Rights to Amend, Alter, Change or Repeal.
                   -----------------------------------------
     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner now or hereinafter prescribed herein or by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

     These Amended and Restated Articles of Incorporation have been approved by the Board of Directors and have been duly adopted by a majority vote of the shareholders in accordance with sections 78.390 and 78.403 of the Nevada Revised Statutes and the Company's Articles and Bylaws. The number of outstanding shares of common stock of the Corporation is 8,909,923 of which 5,144,828 voted for the adoption of the Amended and Restated to the Articles of Incorporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 8th day of May, 2001.

                                             /s/ James R. Musick
                                             ----------------------------------
                                             James R. Musick, President


                                             /s/ William J. Schmuhl, Jr.
                                             ----------------------------------
                                             William J. Schmuhl, Jr., Secretary

State of Colorado )
                  )
County of Adams   )

     This instrument was acknowledged before me on June 8, 2001 by James R. Musick as President of Vitro Diagnostics, Inc.


                                             /s/ Mary A. Ross
                                             ----------------------------------
                                                 Notary Public

My commission expires:  4/04/05


         ((Seal))

State of Indiana  )
                  )
County of Elkhart )


     This instrument was acknowledged before me on May 8, 2001 by William J. Schmuhl, Jr. as Secretary of Vitro Diagnostics, Inc.


                                             /s/ Diana L. Thompson
                                             ----------------------------------
                                                 Notary Public

My commission expires:  June 1, 2007


        ((Seal))

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